Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Denison Mines Corp. of our report dated March 7, 2019 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears as Exhibit 99.3 to Denison Mines Corp.’s Annual Report on Form 40-F for the year ended December 31, 2018. We also consent to the reference to us under the heading “Auditor, Transfer Agent and Registrar” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountant, Licensed Public Accountants

Toronto, Ontario, Canada

December 18, 2019